UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 15, 2008
(Date of Earliest Event Reported)

Commission file number: 1-3203

CHESAPEAKE CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	54-0166880
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1021 East Cary Street
Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 804-697-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On March 5, 2008, Chesapeake Corporation (the “Company”) agreed with its lenders on Amendment No. 6 (“the Amendment”) to the Second Amended and Restated Credit Agreement, dated as of February 23, 2004 by and among Chesapeake and various subsidiary borrowers, the banks and other institutional lenders and Wachovia Bank, National Association, as administrative agent for the lenders (the “Credit Facility”).  The Amendment was filed as Exhibit 4.1 to a Form 8-K filed by the Company on March 6, 2008 and is incorporated herein by reference.  The Amendment includes a provision that, in the event that the Credit Facility is not fully refinanced prior to March 31, 2008, the Company would provide security interests and charges in favor the Administrative Agent on all, or substantially all, of the assets of the U.K. and European subsidiaries of the Company.  The Credit Facility not having been fully refinanced prior to March 31, 2008, the Company has initiated the process of granting the security interests and charges described in the Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHESAPEAKE CORPORATION
(Registrant)

Date: May 19, 2008	BY:	/s/ J. P. Causey, Jr.
J. P. Causey, Jr.
Executive Vice President,
Secretary & General Counsel